EXHIBIT 1

THE COMPANIES ACTS 1985 AND 1989

PUBLIC LIMITED COMPANY

ARTICLES OF ASSOCIATION

(as amended by Special Resolution passed on 17 April 2003)

of

SPORTECH plc

(reprinted incorporating amendments made on or before 17 April 2003)

TABLE A

1.

Neither Table A in the First Schedule to the Companies Act 1948 nor Table A referred to in Section 8 of the Companies Act 1985 shall apply to the Company.

INTERPRETATION

2.

In these Articles if not inconsistent with the subject or context:-

the words standing in the first column of the following Table shall bear the meanings set opposite to them respectively in the second column thereof.

WORDS

MEANINGS

the Act

the Companies Act 1985 as amended by the Companies Act 1989

the Statutes

the Companies Act 1985 and the Companies Consolidation (Consequential Provisions) Act 1985 and the Companies Act 1989

these presents

these Articles of Association as now framed or as from time to time altered the Office

the Registered Office of the Company

the Seal

the Common Seal of the Company

the United Kingdom

Great Britain and Northern Ireland

the Board

the Board of Directors of the Company

Executive Director

a Director of the Company appointed to be the holder of an executive office pursuant to Article 102 the Register

the Register of Members of the Company

paid up

paid up or credited as paid up

the Auditors

the auditors for the time being of the Company

subsidiary

the meaning given thereto by Section 736 of the Act

words importing the singular number only shall include the plural number and vice versa;

words importing the masculine gender only shall include the feminine and neuter genders;

words importing persons shall include corporations;

expressions referring to writing shall be construed as including references to typewriting, printing, lithography, photography and other modes of representing or reproducing words in a visible form;

the expressions “debenture” and “debenture holder” shall include debenture stock and debenture stockholder respectively;

the expression “the Secretary” shall include an assistant or deputy Secretary;

the expression “dividend” shall include bonus;

reference to any enactment or any part or any provision thereof shall be construed as a reference thereto as re-enacted or consolidated or amended from time to time.

BUSINESS

3.

The Office shall be at such place in Scotland as the Board shall from time to time appoint.

SHARE CAPITAL

4.

1 2At the date of the adoption of these Articles the authorised share capital of the Company is £39,250,000 divided into 785,000,000 ordinary shares of 5p each (the “Ordinary Shares”).

5.

Without prejudice to any special rights previously conferred on the holders of any shares or class of shares, any share in the Company may be issued with or have attached thereto such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as the Company may from time to time by ordinary resolution determine.

6.

Subject to the provisions of the Statutes any shares may be issued on the terms that, at the option of the Company or the holder thereof, they are or are to be liable to be redeemed on such terms and in such manner as the Company may by special resolution determine.

MODIFICATION OF RIGHTS

7.

Subject to the provisions of the Statutes, all or any of the special rights for the time being attached to any class of shares for the time being issued may (unless otherwise provided by the terms of issue of that class) from time to time (whether or not the Company is being wound up) be altered or abrogated with the consent in writing of the holders of not less than three-fourths of the issued shares of that class or with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of such shares. To any such separate general meeting all the provisions of these presents as to general meetings of the Company shall mutatis mutandis apply, but so that the necessary quorum shall be two persons at least holding or representing by proxy not less than one-third of the issued shares of the class, that every holder of shares of the class shall be entitled on a poll to one vote for every such share held by him, that any holder of shares of the class present in person or by proxy may demand a poll and that if at any adjourned meeting of such holders a quorum as above defined be not present those of such holders who are present in person or by proxy shall be a quorum.

8.

The special rights conferred upon the holder of any shares or class of shares shall not, unless otherwise expressly provided by the conditions of issue of such shares, be deemed to be altered by the creation or issue of further shares ranking pari passu therewith.

SHARES

9.

Subject to the provisions of these presents, of the Statutes and of any resolution of the Company for the time being in force and binding on the Board, the unissued shares of the Company (whether forming part of the original or any increased capital) shall be at the disposal of the Board, which may offer, allot, grant options over or otherwise dispose of them to such persons, at such time and for such consideration and upon such terms and conditions as the Board may determine, but so that no shares shall be issued at a discount except in accordance with the Statutes.

10.

The Company may exercise the powers of paying commission conferred by the Statutes, provided that the rate or amount of the commission paid or agreed to be paid and the number of shares which persons have agreed for a commission to subscribe absolutely shall be disclosed in the manner required by the Statutes, and that such commission shall not exceed 10 per cent of the price at which the shares in respect whereof the same is paid are issued or an amount equal to 10 per cent of such price (as the case may be). Such commission may be satisfied by the payment of cash or the allotment of fully or partly paid shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

11.

Except as ordered by a Court of competent jurisdiction or as by law required, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by these presents or by law otherwise provided) any other right in respect of any share except an absolute right to the entirety thereof in the registered holder.

12.

No Member shall, unless the Board otherwise determines, be entitled in respect of shares held by him to vote at a general meeting either personally or by proxy or to exercise any other right conferred by membership in relation to meetings of the Company if any call or other sum presently payable by him to the Company in respect of such shares remains unpaid. Furthermore, if any Member or any other person appearing to be interested in shares held by such Member, has been duly served with a notice under Section 212 of the Companies Act 1985 (“Section 212”) and is in default for the prescribed period in supplying to the Company the information thereby required, then the Directors may in their absolute discretion at any time thereafter by a notice (a “Direction Notice”) to such Member (which shall be conclusive against such Member and its authority shall not be questioned by any person) direct that, in respect of the shares in relation to which the default occurred (the “Default Shares”, which expression shall include any further shares which are allotted or issued in respect of such shares), the Member shall not be entitled to attend or vote at a general meeting or a meeting of the holders of any class of shares of the Company either personally or by a proxy or, if the Member is a corporation, by authorised representative, or to exercise any other right conferred by membership in relation to general meetings of the Company or meetings of the holders of any class of shares of the Company. The Company shall send to every other person appearing to be interested in the shares which are subject to a Direction Notice a copy of such Notice at the same time as notice is given to the relevant Member, but the failure or omission to do so, or the non-receipt by that person of the copy, shall not invalidate or otherwise affect the application of this Article.

Where Default Shares represent at least 0.25% in nominal value of the issued shares of the class concerned, the Direction Notice may additionally state that:-

(i)

in respect of the Default Shares, any sums payable in respect of dividend (including shares issued in lieu of dividend) shall, except on winding up of the Company, be retained by the Company without any liability to pay interest thereon when such monies are finally paid to the Member; and/or

(ii)

no transfer of any of the shares held by such Member shall be registered unless:-

(a)

the Member is not himself in default as regards supplying the information requested and the transfer is of part only of the Member’s holding which when presented for registration is accompanied by a certificate by the Member in a form satisfactory to the Directors to the effect that after due and careful enquiry, that Member is satisfied that no person in default as regards supplying information is interested in any of the shares the subject of the transfer; or

(b)

the transfer is an approved transfer.

Any Direction Notice shall have effect in accordance with its terms for so long as the default in respect of which the Direction Notice is issued continues and (unless the Directors otherwise determine) for a period of one week thereafter but shall cease to have effect in relation to any shares which are transferred by such Member by means of an approved transfer. The Directors may at any time give notice cancelling the Direction Notice.

For the purpose of this Article:-

(i)

A person shall be treated as appearing to be interested in any shares if the Member holding such shares has given to the Company a notification under Section 212 which either (i) names such person as being so interested or (ii) fails to establish the identities of those interested in the shares and (after taking account of the said notification and any other relevant Section 212 notification) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares and “interested” shall be construed as if it is for the purposes of Section 212;

(ii)

The “prescribed period” in respect of any particular Member is 28 days from the date of service of the said notice under Section 212 except where the Default Shares represent at least 0.25% in nominal value of the issued shares of the class concerned in which case the prescribed period shall be reduced to 14 days from such date; and

(iii)

A transfer of shares is an “approved transfer” if, but only if

(a)

it is a transfer of shares to an offeror by way or in pursuance of acceptance of a takeover offer for the Company as defined in Section 14 of the Companies Securities (Insider Dealing) Act 1985; or

(b)

the Directors are satisfied that the transfer was made pursuant to a bona fide sale of the whole of the beneficial ownership of the shares to a party unconnected with the transferring Member and/or with any other person appearing to be interested in such shares. For the purpose of this subparagraph any associate (as that term is defined in Section 435 of the Insolvency Act 1986) shall be included amongst the persons who are connected with the Member or any person appearing to be interested in such shares; or

(c)

the transfer results from a sale made through any recognised investment exchange or recognised clearing house or other stock exchange or market outside the United Kingdom in which the Company’s shares are normally traded.

The Company shall keep a register in respect of information as to beneficial ownership provided to it under this Article and shall operate such register in like manner as it is required to do under the Statutes in relation to the register recording notification of interest in shares.

Nothing contained in this Article shall limit the power of the Company and/or the Directors under Section 216 of the Act.

13.

Subject to the provisions of Part V of the Act, the Company may purchase its own shares (including any redeemable shares) provided that no purchase by the Company of its own shares will take place unless it has been sanctioned by an extraordinary resolution passed at a separate class meeting of the holders of any class of convertible shares.

SHARE CERTIFICATES

14.

3Every person whose name is entered as a Member in the Register (except a stock exchange nominee in respect of whom the Company is not by law required to complete and have ready for delivery a certificate) shall be entitled, without payment, to receive within one month after allotment or lodgement of transfer (or within such other period as the conditions of issue shall provide) one certificate for all his shares of any one class, or several certificates each for one or more of his shares of such class. In the case of a share held jointly by several persons, delivery of a certificate to one of several joint holders shall be sufficient delivery to all. Where a Member has transferred part of the shares comprised in his holding he shall be entitled to a certificate for the balance without charge.

15.

If a share certificate is damaged, defaced, lost or destroyed it may be replaced without payment of any fee but on such terms (if any) as to evidence and indemnity and payment of any exceptional out-of-pocket expenses of the Company of investigating such evidence as the Board may think fit and, in case of damage or defacement, on delivery of the old certificate to the Company.

16.

(a)

Every certificate of shares, debentures or debenture stock or representing any other form of security of the Company (other than letters of allotment, receipts for securities or certificates of deposit) shall be issued under the Seal or under any official seal kept by the Company pursuant to Section 40 of the Act.

(b)

Each certificate to which the Seal shall be affixed shall bear the autographic signature of two Directors or of one Director and the Secretary provided that:

(i)

each certificate to which such official seal as is referred to in paragraph (a) above shall be affixed need not bear any such signatures; and

(ii)

the Directors may by resolution determine (either generally or in any particular case or cases) that such signature shall be dispensed with, or shall be affixed by means of some method or system of mechanical signature.

LIEN

17.

The Company shall have a first and paramount lien and charge on every share (not being a fully paid share) for all monies whether presently payable or not, called or payable at a fixed time in respect of such share, and the Company shall also have a first and paramount lien and charge on every share (other than a fully paid share) standing registered in the name of a single Member for all the debts and liabilities of such Member or his estate to the Company, and that whether the same shall have been incurred before or after notice to the Company of any equitable or other interest of any person other than such Member, and whether the time for payment or discharge of the same shall have actually arrived or not and notwithstanding that the same are joint debts or liabilities of such Member or his estate and any other person whether a Member of the Company or not. The Company's lien on a share shall extend to all dividends payable thereon.

18.

The Company may sell, in such manner as the Board may think fit, any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default shall have been given to the registered holder for the time being of the share or to the person entitled by reason of his death or bankruptcy to the share.

19.

The net proceeds of sale shall be received by the Company and applied in or towards payment or satisfaction of the debt or liability in respect whereof the lien exists so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the person entitled to the share at the time of the sale. For giving effect to any such sale the Board may authorise some person to transfer the share sold to the purchaser thereof. The purchaser shall be registered as the holder of the share and he shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the sale.

CALLS ON SHARES

20.

The Board may from time to time make calls upon the Members in respect of any monies unpaid on their shares (whether on account of the nominal amount of the shares or by way of premium) and not by the conditions of allotment thereof made payable at fixed times, provided that no such call shall exceed one-fourth of the nominal amount of the shares or be payable at less than one month from the date fixed for payment of the last preceding call, and each Member shall (subject to the Company giving him at least fourteen days' notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the Board may determine.

21.

A call may be made payable by instalments and shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed.

22.

The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

23.

If a sum called in respect of a share is not paid before or on the day appointed for payment the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate (as well after as before decree or judgment) not exceeding 15 per cent per annum, as the Board may determine, but the Board shall be at liberty to waive payment of such interest wholly or in part.

24.

Any sum which, by the terms of issue of a share, becomes payable on allotment or at any fixed date whether on account of the nominal amount of the share or by way of premium, shall for all the purposes of these presents be deemed to be a call duly made and payable on the date on which, by the terms of issue, the same becomes payable, and, in case of non payment all relevant provisions of these presents as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

25.

The Board may on the issue of shares differentiate between the holders as to the amount of calls to be paid and the times of payment.

26.

The Board may, if it thinks fit, receive from any Member willing to advance the same all or any part of the monies uncalled and unpaid upon any shares held by him, and upon all or any of the monies so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate, not exceeding (unless the Company in general meeting shall otherwise direct) 15 per cent per annum as may be agreed upon between the Board and the Member paying such sum in advance. Any monies so received by the Board from any Member in advance of a call being made therefor shall not entitle the Member to participate in respect of such monies in any dividend.

TRANSFER OF SHARES

27.

Subject to such of the restrictions of these presents as may be applicable, any Member may transfer all or any of his shares by transfer in writing in the usual common form or in any form which the Board may approve.

28A

Pursuant to Regulation 16(2) of the Uncertificated Securities Regulations 1995 (“the Regulations”), title to the 322,942,205 Ordinary Shares of 5p each in the capital of the Company, in issue or to be issued, may be transferred by a relevant system (as defined in the Regulations). Such a relevant system shall include the relevant system of which CREST Co Limited is to be the Operator (as defined in the Regulations).

28.

The instrument of transfer of a share shall be executed by or on behalf of both the transferor and (except in the case of a fully paid share) the transferee, and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof. Subject to Article 35, all instruments of transfer, when registered, shall be retained by the Company.

29.

The Board may, in its absolute discretion and without assigning any reason therefor, decline to register any transfer of shares (other than fully paid shares) to a person of whom it shall not approve. The Board may also decline to register any transfer of shares on which the Company has a lien. Provided that the Board shall not exercise any power under this Article 30 to decline to register any transfer of shares which are not fully paid shares whilst such shares are listed on the Official List of the UK Listing Authority except to the extent permitted from time to time by the Listing Rules of the UK Listing Authority.

30.

The Board may also decline to register any transfer unless:-

(a)

the instrument of transfer, duly stamped, is lodged with the Company accompanied by the certificate of the shares to which it relates, and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do); and

(b)

the instrument of transfer is in respect of only one class of shares.

31.

If the Board refuses to register a transfer it shall, within one month after the date on which the instrument of transfer was lodged, send to the transferee notice of the refusal.

32.

The Company shall not charge any fee on the registration of any instrument of transfer, confirmation, probate, letters of administration, certificate of death or marriage, power of attorney, order of Court or other instrument relating to or affecting the title to any share.

33.

The registration of transfers may be suspended at such times and for such periods as the Board may from time to time determine and either generally or in respect of any class of shares, provided that the Register shall not be closed for more than thirty days in any year.

34.

The Company shall be entitled to destroy all instruments of transfer which have been registered at any time after the expiration of six years from the date of registration thereof and all dividend mandates and notifications of change of address at any time after the expiration of two years from the date of recording thereof and all share certificates which have been cancelled at any time after the expiration of one year from the date of the cancellation thereof and it shall conclusively be presumed in favour of the Company that every entry in the Register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made and every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and every share certificate so destroyed was a valid and effective certificate duly and properly cancelled and every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company. Provided always that:-

(a)

the provisions aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

(b)

nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Article;

(c)

references herein to the destruction of any document include references to the disposal thereof in any manner.

TRANSMISSION OF SHARES

35.

In the case of the death of a Member the survivor or survivors, where the deceased was a joint holder, and the executors or administrators of the deceased, where he was a sole holder, shall be the only persons recognised by the Company as having any title to his shares, but nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share jointly held by him with other persons.

36.

Any person becoming entitled to a share in consequence of the death or bankruptcy of a Member may upon such evidence being produced as may from time to time be required by the Board and subject as hereinafter provided either be registered himself as a holder of the share or elect to have some person nominated by him registered as the transferee thereof.

37.

If the person so becoming entitled elects to be registered himself he shall deliver or send to the Company a notice in writing signed by him, stating that he so elects. If he shall elect to have his nominee registered he shall testify his election by executing to his nominee a transfer of such share. All the limitations, restrictions and provisions of these presents relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the Member had not occurred and the notice of transfer were a transfer executed by such Member.

38.

A person becoming entitled to a share in consequence of the death or bankruptcy of a Member shall be entitled to receive and may give a discharge for any dividends or other monies payable in respect of the share, but he shall not be entitled in respect of the share to receive notices of or to attend or vote at general meetings of the Company or, save as aforesaid, to exercise in respect of the share any of the rights or privileges of a Member until he shall have become registered as the holder thereof.

FORFEITURE OF SHARES

39.

If a Member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Board may at any time thereafter during such time as any part of such call or instalment remains unpaid serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest and expenses which may have accrued.

40.

The notice shall name a further day (not being less than fourteen days from the date of the notice) on or before which and the place where the payment required by the notice is to be made and shall state that in the event of non-payment at or before the time and at the place appointed the shares in respect of which such call was made or instalment is payable will be liable to be forfeited. The Board may accept the surrender of any share liable to be forfeited hereunder and, in such case, references herein to forfeiture shall include surrender.

41.

If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls or instalments, interest and expenses due in respect thereof has been made, be forfeited by a resolution of the Board to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

42.

When any share has been forfeited, notice of the forfeiture shall forthwith be given to the person who was before forfeiture the holder of the share or the person who was before forfeiture entitled to the share by reason of the death or bankruptcy of the holder (as the case may be); but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice as aforesaid.

43.

A forfeited share shall be deemed to be the property of the Company and may be sold, re-allotted or otherwise disposed of either to the person who was, before forfeiture, the holder thereof or entitled thereto or to any person upon such terms and in such manner as the Board shall think fit, and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Board may think fit.

44.

A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares but shall, notwithstanding, remain liable to pay to the Company all monies which at the date of forfeiture were presently payable by him to the Company in respect of the shares with interest thereon at such rate as the Board may determine, not exceeding 15 per cent per annum from the date of forfeiture until payment.

45.

A statutory declaration in writing that the declarant is a Director or the Secretary of the Company and that a share has been duly forfeited on a date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration (if any) given for the share on the sale, re-allotment or disposition thereof and the Board may authorise some person to transfer the share to the person to whom the same is sold or disposed of, and he shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

46.

The provisions of these presents as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

INCREASE OF CAPITAL

47.

The Company may from time to time by ordinary resolution increase its capital by such sum to be divided into shares of such amounts as the resolution shall prescribe.

48.

Any new shares in the capital of the Company may be issued with such preferential right to dividend and such priority in the distribution of assets, or subject to such postponement of dividends or in the distribution of assets, and with or subject to such preferential or limited or qualified right of voting at general meetings as the Company may from time to time by ordinary resolution determine or, if no such direction is given at the time of the creation of such new shares, as the Board shall determine, provided that the preferential or special rights attached to any issued shares as a class shall not be varied except with the consent of the holders thereof duly given under these presents.

49.

The new shares shall be subject to all the provisions of these presents with reference to the payments of calls, lien, transfer, transmission, forfeiture and otherwise.

ALTERATIONS OF CAPITAL

50.

The Company may from time to time by ordinary resolution:-

(a)

consolidate and divide all or any of its share capital into shares of larger amounts than its existing shares;

(b)

sub-divide its shares or any of them into shares of smaller amount than is fixed by the Memorandum of Association (subject, nevertheless, to the provisions of the Statutes) and so that the resolution whereby any share is sub-divided may determine that one or more of the shares into which any share is sub-divided may have any such preferred or other special rights over, or may have such qualified or deferred rights or be subject to any such restrictions as compared with, the other share or shares into which such share is sub-divided as the Company has power to attach to unissued or new shares;

(c)

cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled;

and may also by special resolution:-

(d)

reduce its share capital or any capital redemption reserve fund or any share premium account in any manner and with and subject to any incident authorised and consent required by law.

CONVERSION

51.

(a)

Without prejudice to the generality of Article 50 above and subject to any necessary class consent or extraordinary resolution, the Company may from time to time by special resolution convert all or any of the issued shares of any class into shares of any other class in the capital of the Company from time to time, at such rate and on such terms and conditions as such special resolution shall specify.

(b)

Any such conversion as mentioned in Article 52(a) may be effected in any manner as the law may allow and in particular but without prejudice to the foregoing generality any such conversion may be effected in accordance with the provisions of Article 52(c).

(c)

Any such conversion as mentioned in Article 52(a) may be effected by means of consolidation and sub-division by consolidating into one share all the relevant shares held by the holders of the class and sub-dividing such consolidated share into such number of shares of such other class or classes in the capital of the Company of such nominal amount and at such rate and on such terms and conditions (including treatment of fractions) as such special resolution shall specify.

GENERAL MEETINGS

52.

The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meetings in that year, and not more than fifteen months shall elapse between the date of one annual general meeting of the Company and that of the next. The annual general meeting shall be held at such time and place as the Board shall appoint.

53.

All general meetings other than annual general meetings shall be called extraordinary general meetings.

54.

The Board may, whenever it thinks fit, convene an extraordinary general meeting, and extraordinary general meetings shall also be convened on such requisition, or in default, may be convened by such requisitionists as provided by the Statutes. If at any time there are not within the United Kingdom sufficient Directors capable of acting to form a quorum, any Director or any two Members of the Company may convene an extraordinary general meeting in the same manner as nearly as possible as that in which meetings may be convened by the Board.

NOTICE OF GENERAL MEETINGS

55.

An annual general meeting and an extraordinary general meeting called for the passing of a special resolution or a resolution appointing a person as a director shall be called by not less than twenty-one days' notice in writing. All other extraordinary general meetings shall be called by at least fourteen days' notice in writing. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the place, the day and the time of meeting, and, in the case of special business, the general nature of that business. The notice convening an annual general meeting shall specify the meeting as such, and the notice convening a meeting to pass a special or extraordinary resolution shall specify the intention to propose the resolution as a special or extraordinary resolution as the case may be. Notice of every general meeting shall be given in manner hereinafter mentioned to such persons as are, in accordance with the provisions of these presents, entitled to receive such notices from the Company, and also to the Auditors.

Provided that a meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in this Article, be deemed to have been duly called if it is so agreed:-

(a)

in the case of a meeting called as an annual general meeting, by all the Members entitled to attend and vote thereat; and

(b)

in the case of any other meeting, by a majority in number of the Members having a right to attend and vote at the meeting, being a majority together holding not less than 95 per cent in nominal value of the shares giving that right. In every notice calling a meeting there shall appear with reasonable prominence a statement that a Member entitled to attend and vote is entitled to appoint one or more proxies to attend and vote instead of him and that a proxy need not also be a Member.

56.

The accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or such instrument of proxy by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

PROCEEDINGS AT GENERAL MEETINGS

57.

All business shall be deemed special that is transacted at an extraordinary general meeting and also all business that is transacted at an annual general meeting with the exception of the declaration and sanctioning of dividends, the consideration of the accounts and balance sheet and the reports of the Directors and Auditors and other documents required to be attached to or annexed to the accounts, the election of Directors in place of those retiring by rotation or otherwise and the appointment or reappointment and fixing of the remuneration of the Auditors.

58.

No business (other than the appointment of a chairman) shall be transacted at any general meeting unless a quorum be present when the meeting proceeds to business. Save as otherwise provided by these presents three Members present in person or by proxy, representing in the aggregate not less than one tenth of the total voting rights of all Members having the right to vote at the meeting shall be a quorum for all purposes. A corporation being a Member shall be deemed for the purpose of this Article to be personally present if represented by proxy or in accordance with the provisions of the Statutes.

59.

If within half an hour from the time appointed for the meeting a quorum is not present the meeting, if convened on the requisition of Members, shall be dissolved. In any other case it shall stand adjourned to the same time and place, or to such other day and at such other time or place as the Chairman of the meeting may determine, and the provisions of Article 63 shall apply. If at such adjourned meeting a quorum as above defined is not present within fifteen minutes from the time appointed for holding the meeting the Members present in person or by proxy shall be a quorum.

60.

The Chairman of the Board or, in his absence, the Deputy Chairman (if any) shall preside as Chairman at every general meeting of the Company.

61.

If there is no such Chairman or Deputy Chairman, or if at any meeting neither of them is present within fifteen minutes after the time appointed for holding the meeting, or if neither of them is willing to act as chairman, the Directors present shall choose one of their number to act, or if one Director only is present he shall preside as chairman if willing to act. If no Director is present, or if all the Directors present decline to take the chair, the Members present in person or by proxy shall elect one of their number to be chairman.

62.

The Chairman may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. When a meeting is adjourned for thirty days or more notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

63.

If an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the Chairman of the meeting the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. In the case of a resolution duly proposed as a Special or Extraordinary Resolution no amendment thereto (other than a mere clerical amendment to correct a patent error) may in any event be considered or voted upon.

64.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless (before or on the declaration of the result of the show of hands) a poll is demanded by

(a)

the Chairman or

(b)

at least two Members present in person or by proxy and entitled to vote or

(c)

any Member or Members present in person or by proxy and representing in the aggregate not less than one tenth of the total voting rights of all members having the right to vote at the meeting or

(d)

any Member or Members present in person or by proxy and holding shares conferring a right to vote at the meeting on which there have been paid up sums in the aggregate equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

Unless a poll is so demanded and the demand is not withdrawn, a declaration by the Chairman that a resolution has, on a show of hands, been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost, and an entry to that effect in the book of proceedings of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded for or against such a resolution.

65.

If any votes shall be counted which ought not to have been counted or might have been rejected or if any votes shall not be counted which ought to have been counted the error shall not vitiate the resolution unless it is pointed out at the same meeting and not in that case unless it shall, in the opinion of the Chairman of the meeting, be of sufficient magnitude to vitiate the resolution.

66.

If a poll is duly demanded, the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

67.

In case of an equality of votes at a general meeting, whether on a show of hands or on a poll, the Chairman of such meeting shall be entitled to a second or casting vote.

68.

A poll demanded on the election of the Chairman, or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either immediately or after an interval not exceeding 30 days from the date of the meeting and at such place and in such manner (including the use of ballot or voting papers or tickets) as the Chairman of the meeting may direct. The Chairman of the meeting may (and if so directed by the meeting shall) appoint scrutineers. No notice need be given of a poll not taken immediately.

69.

The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded, and it may be withdrawn (but only with the approval of the meeting) at any time before the next business is proceeded with.

VOTES OF MEMBERS

70.

Subject to Article 14 (c) and to any other special terms as to voting upon which any shares may be issued or may for the time being be held, on a show of hands every Member who (being an individual) is present in person or (being a corporation) is present by a duly authorised representative shall have one vote and on a poll every Member who is present in person or by proxy shall have one vote for every 5p nominal amount of share capital of which he is the holder.

71.

In the case of joint holders of a share the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holder.

72.

In accordance with the Statutes, a corporation being a Member may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any general meeting of the Company or of any class of Members of the Company and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Member of the Company.

73.

A Member of unsound mind or in respect of whom an order has been made by any Court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis or other person in the nature of a committee, receiver or curator bonis appointed by such Court and such committee, receiver, curator bonis or other person may vote on a poll by proxy.

74.

No Member shall be entitled to vote either personally or by proxy at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

75.

No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the meeting, whose decision shall be final and conclusive.

76.

On a poll votes may be given either personally or by proxy and a person entitled to more than one vote need not use all his votes or cast all the votes he casts in the same way.

77.

The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor be a corporation, either under its common seal or under the hand of an officer or attorney so authorised.

78.

A proxy need not be a Member of the Company.

79.

The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is signed, or a notarially certified copy of such power or authority, shall be deposited at the Office (or at such other place in the United Kingdom as may be specified in the notice convening the meeting) not less than twenty four hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote, or in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, not less than twenty four hours before the time appointed for the taking of the poll and in default the instrument of proxy shall not be treated as valid. No instrument appointing a proxy shall be valid after the expiration of twelve months from the date named in it as the date of its execution.

80.

(a)

Instruments of proxy shall be in the form or to the effect following or in such other form as the Board may approve and the Board may, if it thinks fit, send out with the notice of any meeting forms of instrument of proxy for use at the meeting:-

RODIME PLC

Form of Proxy for use at the Annual/Extraordinary General Meeting to be held at (                      ) on (                                ) at (          ) a.m./p.m.

I/We ..............................................................................................................

                    (Full name in block letters please)

of ....................................................... being a Member/Members of the above-named Company hereby appoint the Chairman of the Meeting or

...........................................................................................................

as my/our proxy to vote for me/us at the above-mentioned Annual/Extraordinary General Meeting of the Company and at any adjournment thereof, as directed below.

As Witness my/our hand(s) this ...........................day of ........................... 200......

            (Signed).......................................................

I/We wish my/our proxy to vote on the Ordinary/Special/Extraordinary Resolution(s) as follows.

Please insert x in appropriate box.

For	Against

Unless otherwise directed the proxy will vote or abstain as he thinks fit.

(b)

A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal, or revocation of the instrument of proxy or of the authority under which it was executed, provided that no intimation in writing of such death, insanity or revocation shall have been received by the Company at the Office one hour at least before the commencement of the meeting or adjourned meeting, or the taking of the poll, at which the instrument of proxy is used.

81.

Subject to the provisions of the Statutes, a resolution or a minute in writing signed by all the Members for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations, by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held and may consist of several documents in the like form, each signed by one or more of ten Members.

DIRECTORS

82.

Unless and until otherwise determined by an ordinary resolution of the Company, the Directors shall be not less than three and not more than ten in number.

83.

A Director shall not be required to hold any shares of the Company by way of qualification. A Director who is not a Member of the Company shall nevertheless be entitled to attend and speak at general meetings of the Company and at all separate meetings of the holders of any class of shares in the capital of the Company.

84.

Each Director shall have the power to appoint either another Director or any person approved for that purpose by a resolution of the Board to act as alternate Director in his place during his absence and may at his discretion remove such alternate Director. A person so appointed shall (except as regards power to appoint an alternate and his remuneration) be subject in all respects to the terms and conditions existing with reference to the other Directors of the Company, and each alternate Director, while so acting, shall exercise and discharge all the functions, powers and duties as a Director of his appointor in such appointor's absence. Any Director acting as alternate shall have an additional vote for each Director for whom he acts as alternate. An alternate Director shall ipso facto cease to be an alternate Director if his appointor ceases for any reason to be a Director, provided that if at any meeting any Director retires by rotation or otherwise but is re-elected at the same meeting, any appointment made by him pursuant to this Article which was in force immediately before his retirement shall remain in force as though he had not retired. Any appointment or removal of an alternate Director shall be effected by instrument in writing delivered at the Office and signed by the appointor.

85.

The Directors shall be paid by way of fees for their services such a sum as the Board shall from time to time determine. Such fees shall be divided amongst them in such proportions and manner as they may determine and in default of determination equally.

86.

Any Director who holds any executive office (including for the purposes of this Article the office of Chairman or Deputy Chairman or Managing Director whether or not such office is held in an executive capacity), or who serves on any committee, or who otherwise performs services which in the opinion of the Board are outside the scope of the ordinary duties of a Director, may be paid such remuneration by way of salary, commission or otherwise as the Board may determine.

87.

The Directors (including alternate Directors) shall also be entitled to be paid their reasonable travelling, hotel and other expenses of attending and returning from meetings of the Board or committees of the Board or general meetings or otherwise incurred while engaged on the business of the Company.

88.

A Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested, and no such Director shall be accountable for any remuneration or other benefits received by him as a director or officer of or from his interest in such other company. The Board may also exercise the voting power conferred by the shares in any other company held or owned by the Company in such manner and in all respects as it thinks fit, including the exercise thereof in favour of any resolution appointing the Members of the Board or any of them to be directors or officers of such other company, or voting or providing for the payment of remuneration to the directors or officers of such other company.

89.

(A)

A Director may hold any other office or place of profit under the Company (except that of Auditor) in conjunction with his office of Director upon such terms as the Board may determine, and may receive such remuneration therefor as the Board may think fit in addition to any other remuneration hereunder. Subject to the next paragraph of this Article, no Director or intending Director shall be disqualified by his office from contracting with the Company, either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or in any other manner whatever, nor shall any such contract or any contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established.

(B)

A Director who is in any way, whether directly or indirectly, interested in a contract or arrangement or proposed contract or arrangement with the Company shall declare the nature of his interest at the meeting of the Board at which the question of entering into the contract or arrangement is first taken into consideration, if his interest then exists, or in any other case at the first meeting of the Board after he becomes so interested. A general notice to the Board given by a Director to the effect that he is a director or a member of a specified company or firm and is to be regarded as interested in all transactions with such company or firm shall be sufficient declaration of interest under this Article, and after such general notice it shall not be necessary to give any special notice relating to any subsequent transaction with such company or firm, provided that either the notice is given at a meeting of the Board or the Director giving the same takes reasonable steps to secure that it is brought up and read at the next Board meeting after it is given.

(C)

(a)

Save as herein provided, a Director shall not vote in respect of any contract or arrangement or any other proposal whatsoever in which he has any material interest otherwise than by virtue of his interests in shares or debentures or other securities of or otherwise in or through the Company. A Director shall not be counted in the quorum at a meeting in relation to any resolution on which he is debarred from voting.

(b)

A Director shall (in the absence of some other material interest than is indicated below) be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters namely:-

(i)

the giving of any security or indemnity to him in respect of money lent or obligations incurred by him at the request of or for the benefit of the Company or any of its subsidiaries;

(ii)

the giving of any security or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiaries for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by giving of security;

(iii)

any proposal concerning an offer of shares or debentures or other securities of or by the Company or any of its subsidiaries for subscription or purchase in which offer he is or is to be interested as a participant in the underwriting or sub-underwriting thereof;

(iv)

any proposal concerning any other company in which he is interested, directly or indirectly and whether as an officer or shareholder or otherwise howsoever, provided that he is not the holder of or beneficially interested in 1 per cent or more of any class of the equity share capital of such company (or of any third company through which his interest is derived) or of the voting rights available to members of the relevant company (any such interest being deemed for the purpose of this Article to be a material interest in all circumstances);

(v)

any proposal relating to an arrangement for the benefit of the employees of the Company or any of its subsidiary undertakings which does not award him any privilege or benefit not generally awarded to employees to whom such arrangement relates; and

(vi)

any proposal concerning insurance which the Company proposes to maintain or purchase for the benefit of Directors or the benefit of persons including the Directors.

(c)

If any question shall arise at any meeting as to the materiality of a Director's interest or as to the entitlement of any Director to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the Chairman of the meeting and his ruling in relation to any other Director shall be final and conclusive except in a case where the nature or extent of the interests of the Director concerned have not been fairly disclosed.

(d)

The Company may by special resolution suspend or relax the provisions of this Article to any extent or ratify any transaction not duly authorised by reason of a contravention of this Article.

(D)

For the purposes of Article 90(A), (B) and (C), an interest of any person who is for any purpose of the Act (excluding any statutory modification thereof not in force when these Articles became binding on the Company) connected with a Director shall be taken to be the interest of that Director and, in relation to an alternate Director, an interest of his appointor.

(E)

Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately and in such cases each of the Directors concerned (if not debarred from voting under the proviso to Article 90(C)(b)(iv) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

(F)

Any Director may act by himself or his firm in a professional capacity for the Company (otherwise than as Auditor), and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

90.

If any question shall arise at any meeting as to the materiality of a Director's interest or as to the entitlement of any Director to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the Chairman of the meeting and his ruling in relation to any other Director shall be final and conclusive except in a case where the nature or extent of the interests of the Director concerned has not been fairly disclosed. Any question relating to the Chairman shall be referred to the Deputy Chairman of the meeting and his ruling shall be final and conclusive except as aforesaid.

91.

Without prejudice to the provisions for retirement by rotation or otherwise hereinafter contained, the office of Director shall be vacated in any of the events following, namely:-

(a)

if he delivers to the Board or to the Secretary a notice in writing of his resignation of his office of Director but such event shall be without prejudice to any claim which the Company may have for damages for breach of any contract of service between the Company and such Director;

(b)

if he be found or become of unsound mind or become bankrupt or compound with his creditors;

(c)

if, without leave, he be absent, otherwise than on the business of the Company, from meetings of the Board for six consecutive months, and the Board resolve that his office be vacated;

(d)

if he is prohibited by law from being a Director;

(e)

if he ceases to be a Director by virtue of the Statutes or is removed from office pursuant to Article 110.

POWERS AND DUTIES OF THE BOARD

92.

The business of the Company shall be managed by the Board which may exercise all such powers of the Company as are not by the Statutes or by these presents required to be exercised by the Company in general meeting, subject nevertheless to the provisions of the Statutes and of these presents and to such regulations, being not inconsistent with such provisions, as may be prescribed by the Company in general meeting, but no regulations made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if such regulations had not been made. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Board by any other Article.

93.

The Board may by power of attorney appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these presents) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

94.

The Company may exercise the powers conferred by the Statutes with regard to having an official seal for use abroad, and such powers shall be vested in the Board.

95.

The Company may exercise the powers conferred by the Statutes with regard to the keeping of a Dominion Register, and the Board may (subject to the provisions of the Statutes) make and vary such regulations as it may think fit respecting the keeping of any such Register.

96.

All cheques, promissory notes, drafts, bills of exchange and other negotiable and transferable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine,

97.

The Board shall cause minutes to be made in books provided for the purpose:-

(a)

of all appointments of officers made by the Board;

(b)

of the names of Directors present at each meeting of the Board or committee of the Board;

(c)

of all resolutions and proceedings at all meetings of the Company and of the Board and of any committee of the Board.

98.

The Board shall cause to be kept the register of the Directors' holdings of shares and debentures required by the Statutes, and shall render the same available for inspection during the period and by the persons prescribed, and produce the same at every annual general meeting as required by the Statutes.

BORROWING POWERS

99.

The Board may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and subject to the provisions of the Statutes to issue debentures and other securities, whether outright or as security for any debt, liability or obligation of the Company or of any third party.

PENSIONS AND ALLOWANCES

100.

The Board may give or award pensions, annuities, gratuities and superannuation or other allowances or benefits (including allowances or benefits on death) to any persons who are or have at any time been Directors of or employed by or in the service of the Company or of any company which is a subsidiary company of or allied or associated with the Company or any such subsidiary and to the wives, widows, children and other relatives and dependants of any such persons and may set up, establish, support and maintain pensions, superannuation, profit sharing and other funds or schemes (whether contributory or non-contributory) for the benefit of such persons as are hereinbefore referred to or any of them or any class of them, and so that any Director shall be entitled to receive and retain for his own benefit any such pension, annuity, gratuity, allowance or other benefit (whether under any such fund or scheme or otherwise) and may vote as a Director in respect of the exercise of any of the powers by this Article conferred upon the Board notwithstanding that he is or may be or become interested therein.

EXECUTIVE DIRECTORS

101.

The Board may from time to time appoint one or more of its body to be the holder of any executive office (including but not limited to the office of Managing Director, Joint Managing Director or Assistant Managing Director) for such period and upon such terms as it thinks fit and, subject to the provisions of any agreement entered into in any particular case, may revoke such appointment. The appointment of any Director to any executive office as aforesaid shall be subject to termination if he ceases from any cause to be a Director but without prejudice to any claim he may have for damages for breach of any contract of service between him and the Company.

102.

The Board may entrust to and confer upon an Executive Director any of the powers exercisable by it upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with or to the exclusion of its own powers, and may from time to time (subject to the terms of any agreement entered into in any particular case) revoke, withdraw, alter or vary all or any of such powers.

RETIREMENT OF THE BOARD BY ROTATION

103.

At every annual general meeting one third of the Directors or, if their number is not three or a multiple of three, the number nearest to one third shall retire from office but shall be eligible for re-election. Any Director retiring at the meeting shall retain office until the close of the meeting.

104A

The Directors to retire by rotation shall be those who have been longest in office since their last appointment, but as between persons who became or were last re-appointed Directors on the same day those to retire shall (unless they otherwise agree among themselves) be determined by lot.

104.

Subject to the provisions of Article 108 the Company at the meeting at which a Director retires in manner aforesaid may fill up the vacated office by electing a person thereto and in default the retiring Director shall, if willing to continue to act, be deemed to have been re-elected unless at such meeting it is expressly resolved not to fill such vacated office or unless a resolution for the re-election of such Director shall have been put to the meeting and lost.

105.

Subject as aforesaid the Company may also in general meeting elect any person to be a director either to fill a casual vacancy or as an addition to the existing Board, but so that the total number of Directors shall not at any time exceed the maximum number fixed by or in accordance with these presents.

106.

Except as otherwise authorised by Section 292 of the Act, the election or appointment of any person proposed as a Director shall be effected by a separate resolution, and a single resolution purporting to elect or appoint two or more persons to be Directors shall be void.

107.

No person, other than a Director retiring at the meeting, shall, unless recommended by the Board, be eligible for election to the office of Director at any general meeting unless, not less than six and not more than twenty eight clear days before the day appointed for the meeting, there shall have been given to the Secretary notice in writing by some Member duly qualified to attend and vote at the meeting for which such notice is given of his intention to propose such person for election and also notice in writing signed by the person to be proposed of his willingness to be elected.

108.

Without prejudice to the power of the Company in general meeting in pursuance of any of the provisions of these presents to appoint any person to be a Director, the Board shall have power at any time and from time to time to appoint any eligible person to be a Director, either to fill a casual vacancy or as an addition to the existing Board, but so that the total number of Directors shall not at any time exceed the maximum number fixed by or in accordance with these presents. Any Director so appointed shall (subject to the Statutes and to these presents) hold office only until the next following annual general meeting and shall then be eligible for re-election but shall not be taken into account in determining the Directors who are to retire by rotation at such meeting.

109.

The Company may by extraordinary resolution, or (subject to the provisions of the Statutes) by ordinary resolution of which special notice has been given, remove any Director including without limitation any Director holding any executive office in the Company before the expiration of his period of office notwithstanding anything in these presents or in any agreement between the Company and such Director. Such removal shall be without prejudice to any claim such Director may have for damages for breach of any contract or service between him and the Company. The Company may (subject to Article 108 or to the said provisions as the case may be) by an ordinary resolution appoint another person in the stead of such Director. The person so appointed shall be subject to retirement at the same time as if he had become a Director on the day on which the Director in whose place he is appointed was last elected a Director.

PROCEEDINGS OF THE BOARD

110.

The Board may meet together for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. Questions arising at any meeting shall be determined by a majority of votes cast. In case of an equality of votes the Chairman shall have a second or casting vote. A Director may and the Secretary on the requisition of a Director shall at any time summon a Board meeting.

111.

The quorum necessary for the transaction of the business of the Board may be fixed by the Board and unless so fixed at any other number shall be three.

112.

The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number be reduced below the minimum number fixed by or in accordance with these presents the continuing Directors may act for the purpose of filling up vacancies in their body or of summoning general meetings of the Company but not for any other purpose, and may act for either of the purposes aforesaid whether or not their number be reduced below the number fixed by or in accordance with these presents as the quorum.

113.

The Board may elect a Chairman and Deputy Chairman of its meetings and determine the period for which they are respectively to hold office. If no such Chairman or Deputy Chairman is elected, or if at any meeting neither the Chairman nor the Deputy Chairman is present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be Chairman of the meeting.

114.

A meeting of the Board at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the Board. All or any of the members of the Board or any committee of the Board may participate in a meeting of the Board or that committee by means of a conference telephone or any 000 communication equipment which allows all persons participating in the meeting to hear each other. A person so participating shall be deemed to be present in person at the meeting and shall be entitled to vote or be counted in a quorum accordingly. Such a meeting shall be deemed to take place where the largest group of those participating is assembled, or, if there is no such group, where the chairman of the meeting then is.

115.

The Board may delegate any of its powers and/or authorities and/or discretions to committees, consisting of such member or members of its body as it thinks fit. Any committee so formed shall, in the exercise of the powers and/or authorities and/or discretions so delegated, conform to any regulations that may be imposed on it by the Board.

116.

The meetings and proceedings of any committee consisting of two or more Members shall be governed by the provisions herein contained for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations imposed by the Board under the last preceding Article.

117.

A resolution in writing signed by all the Directors for the time being entitled to receive notice of a meeting of the Board or by all the members of a committee for the time being shall be as valid and effectual as a resolution passed at a meeting of the Board or, as the case may be, of such committee duly called and constituted. Such resolution may be contained in one document or in several documents in like form each signed by one or more of the Directors or members of the committee concerned. Any Director who may be absent from any Board meeting may signify his approval of any resolution passed thereat and to which his approval is necessary by signing a copy of the resolution or minute.

118.

All acts done by the Board or by any committee or by any person acting as a Director or member of a committee, notwithstanding it be afterwards discovered that there was some defect in the appointment of any member of the Board or such committee or person acting as aforesaid or that they or any of them had vacated office, shall be as valid as if every such person had been duly appointed and had continued to be a Director or a member of such committee.

119.

The Board may from time to time appoint any Director or former Director of the Company who has rendered outstanding services to the Company to be President of the Company, and may remove or replace such person at any time. The President shall not by virtue of that office alone be a Director, but if not a Director he may by invitation of the Board attend at meetings of the Board for the purpose of giving advice. The President shall receive such remuneration, if any, as the Board may from time to time determine.

DIVISIONAL DIRECTORS

120.

The Board may from time to time appoint any one or more persons to the office of Divisional Director of the Company and the following provisions with regard to any such appointment or appointments shall have effect:-

(a)

The appointment, tenure of office and scope of duties of a Divisional Director shall be determined from time to time by the Board with full power to make such arrangements as they shall think fit and the Board shall have the right to enter into any contracts on behalf of the Company or transact any business of any description without the knowledge or approval of a Divisional Director, except that no act shall be done that would impose any personal liability on any Divisional Director except with his full knowledge and consent.

(b)

The Board may from time to time remove any Divisional Director from office and if they so decide appoint another in his place but any such removal shall take effect without prejudice to the rights of either party under any agreement between the Divisional Director and the Company.

(c)

The appointment of a person to be a Divisional Director may be in place of or in addition to his employment by the Company in any other capacity but unless otherwise expressly agreed between him and the Company the appointment as Divisional Director shall not affect the terms and conditions of his employment by the Company in any other capacity whether as regards duties, remuneration, pension or otherwise. The office of a Divisional Director shall be vacated if he is found a lunatic or becomes of unsound mind or if his estates are sequestrated or if a receiving order is made against him or if he makes any arrangement or composition with his creditors or if he is prohibited from being concerned or taking part in the management of the Company by reason of any order under statute, or if he resigns his office or is removed from office by a resolution of the Board.

(d)

The remuneration of a Divisional Director and the method of its payment may be determined from time to time by the Board.

(e)

A Divisional Director shall not be nor be deemed to be a Director of the Company within the meaning of that word as used in the Statutes or these Articles and no Divisional Director shall be entitled to attend or be present at any meeting of the Board or of any Committee of Directors unless the Board shall require him to be in attendance thereat and accordingly he shall not be counted in the quorum therefor or be entitled to vote thereat.

(f)

A Divisional Director shall be in attendance at meetings of the Directors and of any Committee of Directors whenever called upon to do so and shall at all times be ready to give the Board the benefit of his knowledge, experience and advice.

SECRETARY

121.

Subject to the Statutes, the Secretary shall be appointed by the Board for such term, at such remuneration and upon such conditions as it may think fit and any Secretary so appointed may be removed by the Board.

122.

A provision of the Statutes or these presents requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in place of, the Secretary.

THE SEAL

123.

The Common Seal of the Company shall be deposited at the Office and shall never be affixed to any document except by the authority of a resolution of the Board and subject as in this Article provided two Directors or one Director and the Secretary shall sign autographically every instrument to which the Common Seal shall be affixed. In favour of any purchaser or person bona fide dealing with the Company, such signatures shall be conclusive evidence of the fact that the Common Seal has been properly affixed.

DIVIDENDS

124.

The profits of the Company available for distribution and which the Directors may determine to distribute in respect of any accounting reference period or other financial period shall, if and to the extent that the Directors shall so resolve, be distributed amongst the holders of the Ordinary Shares according to the amounts paid up on the Ordinary Shares held by them respectively, provided that no amount paid up on a share in advance of a call shall be treated for the purpose of this Article as paid up on the share.

125.

The Board may from time to time declare and pay to the Members such interim dividends as appear to the Board to be justified by the profits of the Company. The Board may also declare and pay any fixed dividend which is payable on any shares of the Company half-yearly or otherwise on fixed dates, whenever such position, in the opinion of the Board, justifies that course.

126.

The Board may deduct from any dividend payable to any Member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in relation to shares in the Company.

127.

No dividend shall bear interest against the Company. All unclaimed dividends, may be invested or otherwise made use of by the Board for the benefit of the Company until claimed and the Company shall not be constituted a trustee in respect thereof. All dividends unclaimed for a period of twelve years after having been declared shall be forfeited and shall revert to the Company.

128.

Any dividend, interest or other sum payable in cash to the holder of shares may be paid by cheque or warrant sent through the post addressed to the holder at his registered address or, in the case of joint holders, addressed to the holder whose name stands first on the Register in respect of the shares or addressed to such person and at such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the registered holder or, in the case of joint holders, to the order of the holder whose name stands first on the Register in respect of such shares, and shall be sent at his or their risk. Any one of two or more joint holders may give effectual receipts for any dividends or other monies payable in respect of the shares held by such joint holders.

129.

Any general meeting declaring a dividend may, upon the recommendation of the Board, direct payment or satisfaction of such dividend wholly or in part by the distribution of specific assets, and in particular of paid-up shares or debentures of any other company, and the Board shall give effect to such direction, and where any difficulty arises in regard to such distribution the Board may settle it as it thinks expedient, and in particular may issue fractional certificates and fix the value for distribution of any such specific assets and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to secure equality of distribution.

RESERVES

130.

The Board may before recommending any dividend set aside out of the profits of the Company such sums as it thinks proper as reserves which shall, at the discretion of the Board, be applicable for any purpose to which the profits of the Company may be properly applied and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments (other than shares of the Company or its holding company, if any) as the Board may from time to time think fit. The Board may also without placing the same to reserve carry forward any profits which it may think prudent not to divide.

131.

The Board shall transfer to a share premium account as required by the Statutes sums equal to the amount or value of any premiums at which shares of the Company may be issued and, subject to the provisions of the Statutes, the provisions of these presents relating to reserves shall be applicable to the sums for the time being standing to the credit of the share premium account.

CAPITALISATION OF PROFITS

132.

The Company in general meeting may from time to time and at any time pass a resolution to the effect that any sum for the time being standing to the credit of any of the Company's reserve funds or to the credit of the profit and loss account or of any capital redemption reserve fund or share premium account be capitalised and that accordingly such sum be set free for distribution and appropriated as capital to and amongst the holders of the Ordinary Shares in proportion to the number of Ordinary Shares held by them on the footing that all or any part of such capitalised sum be applied in payment in full for any Ordinary Shares or (in the case of sums not arising from any capital redemption reserve fund or share premium account) debentures of the Company and that such shares or debentures be distributed among such holders in proportion as aforesaid. When such resolution has been passed on any occasion the Directors may allot and issue the shares or debentures therein referred to credited as fully paid up to such holders in proportion as aforesaid, with full power to make such provisions by the issue of fractional certificates or otherwise as they think expedient for the case of fractions. Prior to such distribution, the Directors may authorise any person on behalf of the Members among whom such distribution is to be made to enter into an agreement with the Company providing for the allotment to such Members of such shares or debentures fully paid up and any agreement made under such authority shall be effective.

133.

Where any difficulty arises in regard to any distributions under the last preceding Article the Board may settle the same as it thinks expedient and in particular may issue fractional certificates or may ignore fractions altogether, and may determine that cash payments shall be made to any Members in order to adjust the rights of all parties, as may seem expedient to the Board. The Board may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract requisite or convenient for giving effect thereto and such appointment shall be effective and binding upon the Members.

ACCOUNTS

134.

The Board shall cause true accounts complying with the Statutes to be kept:-

(a)

of the sums of money received and expended by the Company and the matters in respect of which such receipt and expenditure take place; and

(b)

of all sales and purchases of goods by the Company; and

(c)

of the assets and liabilities of the Company.

135.

The books of account shall be kept at the Office or, subject to the Statutes, at such other place or places as the Board may think fit and shall always be open to the inspection of the Directors. No Member (other than a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by law or authorised by the Board or the Company in general meeting or ordered by a court of competent jurisdiction.

136.

The Board shall from time to time, in accordance with the Statutes, cause to be prepared and to be laid before the Company in general meeting such profit and loss accounts, balance sheets, group accounts (if any) and reports as are referred to in the applicable Statutes.

137.

A copy of every balance sheet and profit and loss account (including every document required by law to be annexed thereto) which is to be laid before the Company in general meeting and of the Directors' and Auditors' reports shall, not less than twenty-one days before the date of the meeting, be sent to every Member and to every holder of debentures of the Company and to every other person who is entitled to receive notices of meetings from the Company under the Statutes or under these presents. Provided that this Article shall not require copies of such documents to be sent to any person to whom, by virtue of the Statutes the Company is not required to send the same, nor to any person of whose address the Company is not aware nor to more than one of the joint holders of any shares or debentures.

AUDIT

138.

Auditors shall be appointed and their duties regulated in accordance with the Statutes.

NOTICES

139.

Any notice or other document may be served by the Company on any Member either personally or by sending it through the post in a prepaid letter addressed to such Member at his registered address as appearing in the Register or by delivering it to or leaving it at such registered address addressed as aforesaid. In the case of joint holders of a share, all notices shall, unless such holders otherwise in writing direct, be given to that one of the joint holders whose name stands first in the Register, and notice so given shall be sufficient notice to all the joint holders.

140.

Any Member described in the Register by an address not within the United Kingdom who shall, from time to time, give to the Company an address within the United Kingdom at which notices may be served upon him shall be entitled to have notices served upon him at such address, but save as aforesaid no Member, other than a Member described in the Register by an address within the United Kingdom, shall be entitled to receive any notice from the Company.

141.

Any notice or document, if served by post, shall be deemed to have been served twenty-four hours after the time when the same was put in the post, and in proving such service it shall be sufficient to prove that the notice or document was properly addressed, stamped and put in the post.

142.

Any notice or other document delivered or sent by post to or left at the registered address of any Member in pursuance of these presents shall, notwithstanding that such Member is then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any share registered in the name of such Member as sole or joint holder unless his name shall, at the time of the service of the notice or document, have been removed from the Register as the holder of the share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

143.

If at any time by reason of the total suspension of postal services within the United Kingdom the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a notice advertised on the same date in at least one national daily newspaper and one leading London daily newspaper with appropriate circulation and such notice shall be deemed to have been duly served on all Members entitled thereto at noon on the day when the advertisement appears. In any such case the Company shall send confirmatory copies of the notice by post if at least forty-eight hours prior to the meeting the posting of notices to addresses throughout the United Kingdom again becomes practicable.

WINDING UP

144.

Subject to the rights which may be attached to any shares which may be issued on special terms and conditions, on a return of assets on liquidation or otherwise the surplus assets of the Company remaining after the payment of its liabilities shall first be applied in paying to the Ordinary Shareholders up to £10,000 on each Ordinary Share held by them respectively according to the amounts paid up on the Ordinary Shares held by them respectively then in repaying to the holders of the Deferred Shares the amounts paid up or credited as paid up on the Deferred Shares held by them respectively, and any residue shall be divided among the holders of Ordinary Shares according to the amounts paid up on the Ordinary Shares held by them respectively.

INDEMNITY

145.

Subject to the rights which may be attached to any shares which may be issued on special terms and conditions, on the return of assets on liquidation or otherwise the surplus assets of the Company remaining after the payment of its liabilities shall be divided among the holders of Ordinary Shares according to the amounts paid up on the Ordinary Shares held by them respectively.

INDEMNITY INSURANCE

146.

Without prejudice to the provisions of Article 146, the Directors shall have power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time directors, officers, employees or auditors or trustees of any retirement benefit scheme or employee share scheme of the Company, or any other company in which the Company has any interest whether direct or indirect or which is in any way allied to or associated with the Company or of any subsidiary undertaking of the Company or of any such other company, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company or subsidiary undertaking and to such extent as may be permitted by law otherwise to indemnify or to exempt any such person against or from any such liability; for the purposes of this Article “subsidiary undertaking” shall have the meaning ascribed to it by Section 258 of the Act.

Footnotes

1

By a Special Resolution passed on 4 September 2000 the authorised share capital of £17,000,000 was increased to £40,102,889.75 by the creation of 462,057,795 new Ordinary Shares of 5p each. Consequently, from 4 September 2000 the share capital of the Company is £40,102,889.75 divided into 785,000,000 Ordinary Shares of 5p each and 17,057,795 Deferred Shares of 5p each.

2

By a Special Resolution passed on 18 April 2002 and confirmation of the Court of Session on 18 December 2002 the authorised share capital of £40,102,889.75 (see footnote above) was reduced to £39,250,000 divided into 785,000,000 Ordinary Shares of 5p each by the cancellation of 17,057,795 Deferred Shares of 5p each. By virtue of said Special Resolution and confirmation of the Court of Session the existing Article 4 was deleted in its entirety and replaced by Article 4 as printed above.

3

By a Special Resolution passed on 18 April 2002 and on confirmation of the Court of Session on 18 December 2002 the existing Article 14 (Deferred Shares) was deleted in its entirety and the articles were renumbered as a consequence.

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